EXHIBIT 99.1

Cardtronics Announces Third Quarter 2013 Results

HOUSTON, Nov. 4, 2013 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended September 30, 2013.

Key financial statistics in the third quarter of 2013 as compared to the third quarter of 2012 include:

  Total revenues of $228.8 million, up 15% from $199.0 million.
  ATM operating revenues of $222.7 million, up 16% from $191.5 million.
  Adjusted Net Income per diluted share of $0.55, up 28% from $0.43.
  Adjusted EBITDA of $59.1 million, up 19% from $49.5 million.
  Free Cash Flow of $26.4 million, up from $13.0 million.
  Adjusted Gross Profit Margin of 33.6%, up 230 basis points from 31.3%.
  GAAP net loss of $8.4 million or $0.19 per diluted share, compared to $12.9 million net income or $0.28 per diluted share. GAAP net loss was negatively impacted in the third quarter by three nonrecurring expense items described in further detail in this release.

Steve Rathgaber, the company's chief executive officer commented, "We had another strong quarter, which was highlighted by the completion of our largest acquisition to date, which significantly expanded our European operations. We were very pleased with the early returns from this investment, which was included in our results for just under two months in the third quarter. Our third quarter results also reflect our continued success in leveraging our revenue growth into strong bottom line earnings growth, which was up 28% on an adjusted per share basis."

RECENT HIGHLIGHTS

  Expansion in the U.K. and entry into Germany through the acquisition of Cardpoint Limited ("Cardpoint"), an ATM operator of approximately 7,100 ATMs in the U.K. and approximately 800 ATMs in Germany. This acquisition was completed on August 7, 2013 and the results from this acquired business have been included in the Company's results since this date.
  Acquisition on October 1, 2013 of the assets of CGI, Inc., a Chandler, Arizona-based ATM operator of approximately 1,000 primarily merchant-owned ATMs.
  Extension of a long-term contract with Costco Wholesale to continue operating more than 450 ATMs located in 39 states today, with expansion rights for future Costco locations.
  Extension of a long-term contract with Chevron to continue operating more than 280 ATMs.
  Execution of an agreement with H-E-B, a leading grocery store chain in Texas, to operate over 300 ATMs in its existing store locations, with expansion rights for future stores.
  Execution of a long-term agreement with Timewise Food Stores, a leading Texas convenience store chain, to install and operate more than 225 Company-owned ATMs by the end of the year, with expansion rights for future locations.
  Execution of an agreement with a major U.K. supermarket brand to place over 100 ATMs in its stores.
  Launch of the Enterprise Growth Group lead by David Dove, a new internal organization focused on strategic initiatives to leverage and extend the strengths of the Company for sustained profitable growth.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

THIRD QUARTER RESULTS

ATM operating revenues were up 16% from the third quarter of 2012. The increase in ATM operating revenues was primarily driven by revenues attributable to businesses acquired over the past year, accounting for twelve percentage points of the 16% ATM operating revenue growth. The remaining 4% was the result of organic growth with new and existing merchants and financial institution customers. Consolidated revenues totaled $228.8 million for the third quarter of 2013, representing a 15% increase from the $199.0 million in consolidated revenues generated during the third quarter of 2012. The year-over-year consolidated revenue growth is attributable to the same factors discussed above but reduced by a decline in our year-over-year ATM product sales, which were down $1.4 million from the third quarter of 2012. The year-over-year decline in ATM product sales is attributable to decreased equipment sales associated with updated requirements under the Americans with Disabilities Act (ADA), which became effective in the first quarter of 2012 and caused continued demand for new ATM equipment even after the first quarter 2012 deadline. As the Company's ATM product sales are generally much lower margin revenues than its ATM operating revenues, the $1.4 million revenue decline from the third quarter of 2012 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA for the third quarter of 2013 totaled $59.1 million, compared to $49.5 million during the third quarter of 2012, and Adjusted Net Income totaled $24.7 million ($0.55 per diluted share) compared to $18.8 million ($0.43 per diluted share) during the third quarter of 2012. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were driven by the factors discussed above that impacted the Company's revenue growth and reductions in its operating costs on a per transaction basis. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net loss for the third quarter of 2013 totaled $8.4 million, compared to GAAP net income of $12.9 million during the same quarter in 2012. The decrease in GAAP net income from the third quarter of 2012 was primarily due to the effect of the following major factors:

  A nonrecurring charge of $8.4 million included in cost of ATM operating revenues related to retroactive property taxes on certain ATM locations in the U.K. The Company was notified in September (and other industry participants were also recently notified) that certain ATMs that were previously not taxed would now be subject to property taxes and that such taxes may be due retroactively back to April 2010. The Company had no previous requirement to pay these taxes unless they were assessed by U.K. authorities. However, during the third quarter, the governmental agency responsible for assessing property taxes in the U.K. changed its approach for assessing taxes on all off-premise ATM sites. As a result of this change in approach and notification by the U.K. government agency during the quarter, the Company recorded an accrual based on its best estimate of what its net liability might be. The Company intends to challenge the assessments and has engaged professional advisors to assist in its efforts. These taxes are not expected to have a material ongoing impact on the Company's operations.

  Acquisition-related expenses of $3.5 million that were recorded during the quarter, primarily related to the Cardpoint acquisition that was completed in August 2013.

  A nonrecurring income tax charge of $13.6 million related to the restructuring of its U.K. business. The effect of this restructuring will be to lower the Company's cash tax rate in the future.

Partially offsetting these nonrecurring expenses were the same positive factors impacting Adjusted EBITDA and Adjusted Net Income, as discussed above.

NINE MONTHS RESULTS

For the nine months ended September 30, 2013, consolidated revenues totaled $634.5 million, representing a 9% increase from the $582.1 million in consolidated revenues generated during the same period in 2012. Of the 9% year-over-year increase, 5% was driven by revenues attributable to businesses acquired over the past year, with the remaining 4% increase attributable to a combination of increases in transactions per ATM, unit growth, increased revenues from higher bank branding and network branding revenues, and growth in Allpoint, partly offset by a $16.3 million reduction in ATM product sales and other revenues. ATM operating revenues, which exclude the decrease in ATM product sales and other revenues, were up 12% (7% on an organic basis) for the nine months ended September 30, 2013.

Adjusted EBITDA totaled $161.6 million for the nine months ended September 30, 2013, representing a 16% increase over the $139.4 million in Adjusted EBITDA for the same period in 2012, and Adjusted Net Income totaled $64.4 million ($1.44 per diluted share) for the first nine months of 2013, up 21% on a per share basis from $52.3 million ($1.19 per diluted share) during the same period in 2012. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's quarterly results.

GAAP net income for the nine months ended September 30, 2013 totaled $16.3 million, compared to $32.4 million during the same period in 2012. The decrease in GAAP net income from the nine months ended September 30, 2012 was primarily due to the previously described effects of U.K. property taxes, an increase in acquisition-related expenses, and an increase in income tax expense. These effects were partially offset by the same positive factors impacting Adjusted EBITDA and Adjusted Net Income discussed above.

UPDATE OF FULL-YEAR 2013 GUIDANCE

The Company is updating the financial guidance it provided in August 2013 regarding its anticipated full-year 2013 results, and now expects the following:

  Revenues of $867.0 million to $872.0 million;
  Adjusted Gross Profit Margin of approximately 33.0% to 33.3%;
  Adjusted EBITDA of $216.0 million to $218.0 million;
  Depreciation and accretion expense of approximately $66.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $21.5 million, net of noncontrolling interests;
  Adjusted Net Income of $1.89 to $1.92 per diluted share, based on approximately 44.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.55 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.95 U.S., and €1.00 Euros to $1.29 U.S.

LIQUIDITY

The Company believes that it continues to maintain a strong liquidity position, with $116.8 million in available borrowing capacity under its $375.0 million revolving credit facility as of September 30, 2013. The Company's outstanding indebtedness as of September 30, 2013 consisted of $200.0 million in senior subordinated notes due 2018, $256.1 million in borrowings under its revolving credit facility due 2016, and $1.7 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and using an assumed tax rate of 35% through June 30, 2013 and 33.5% thereafter, with certain adjustments for noncontrolling interests. Adjusted Gross Profit Margin is calculated excluding certain nonrecurring costs from the cost of ATM operating revenues. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Monday, November 4, 2013, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2013. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Third Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Monday, November 18, 2013, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 75023294 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through December 4, 2013.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 81,400 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future network and regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions, including the acquisition of Cardpoint that was completed in August 2013;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 222,678	$ 191,469	$ 619,637	$ 550,849
ATM product sales and other revenues	6,141	7,560	14,904	31,240
Total revenues	228,819	199,029	634,541	582,089
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	154,319	130,064	417,361	374,312
Cost of ATM product sales and other revenues	5,950	6,665	14,307	27,925
Total cost of revenues	160,269	136,729	431,668	402,237
Gross profit	68,550	62,300	202,873	179,852
Operating expenses:
Selling, general, and administrative expenses	21,073	15,292	58,994	47,956
Acquisition-related expenses	3,536	381	7,542	1,858
Depreciation and accretion expense	16,890	15,758	49,056	44,243
Amortization expense	7,998	5,565	19,827	16,452
Loss (gain) on disposal of assets	109	(28)	469	784
Total operating expenses	49,606	36,968	135,888	111,293
Income from operations	18,944	25,332	66,985	68,559
Other expense (income):
Interest expense, net	5,445	5,269	15,570	15,966
Amortization of deferred financing costs	275	225	735	669
Other income	(559)	(1,037)	(3,030)	(1,088)
Total other expense	5,161	4,457	13,275	15,547
Income before income taxes	13,783	20,875	53,710	53,012
Income tax expense	22,765	8,169	38,779	20,684
Net (loss) income	(8,982)	12,706	14,931	32,328
Net loss attributable to noncontrolling interests	(574)	(191)	(1,418)	(62)
Net (loss) income attributable to controlling interests and available to common stockholders	$ (8,408)	$ 12,897	$ 16,349	$ 32,390

Net (loss) income per common share – basic	$ (0.19)	$ 0.29	$ 0.36	$ 0.72
Net (loss) income per common share – diluted	$ (0.19)	$ 0.28	$ 0.36	$ 0.71

Weighted average shares outstanding – basic	44,477,023	43,669,756	44,373,627	43,333,407
Weighted average shares outstanding – diluted	44,477,023	44,045,021	44,593,624	43,783,534

Condensed Consolidated Balance Sheets
As of September 30, 2013 and December 31, 2012

	September 30, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 18,556	$ 13,861
Accounts and notes receivable, net	49,971	45,135
Inventory	5,326	4,389
Restricted cash, short-term	27,828	8,298
Current portion of deferred tax asset, net	19,654	13,086
Prepaid expenses, deferred costs, and other current assets	21,832	30,980
Total current assets	143,167	115,749
Property and equipment, net	251,999	236,238
Intangible assets, net	175,827	102,573
Goodwill	390,296	285,696
Deferred tax asset, net	3,353	26,468
Prepaid expenses, deferred costs, and other assets	2,818	2,168
Total assets	$ 967,460	$ 768,892

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,387	$ 1,467
Current portion of other long-term liabilities	30,328	24,386
Accounts payable and other accrued and current liabilities	153,051	102,884
Total current liabilities	184,766	128,737
Long-term liabilities:
Long-term debt	456,383	353,352
Asset retirement obligations	59,502	44,696
Deferred tax liability, net	2,831	182
Other long-term liabilities	50,539	93,121
Total liabilities	754,021	620,088
Stockholders' equity	213,439	148,804
Total liabilities and stockholders' equity	$ 967,460	$ 768,892

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 168,574	$ 161,759	$ 493,574	$ 478,401
Europe	51,535	30,887	113,662	84,419
Other International	10,525	10,509	32,805	26,121
Eliminations	(1,815)	(4,126)	(5,500)	(6,852)
Total revenues	$ 228,819	$ 199,029	$ 634,541	$ 582,089

Breakout of ATM operating revenues:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Surcharge revenues	$ 104,292	$ 91,392	$ 285,593	$ 262,651
Interchange revenues	71,664	61,863	199,033	177,891
Bank branding and surcharge-free network revenues	36,048	30,299	105,626	86,919
Managed services revenues	5,404	4,146	14,742	12,000
Other revenues	5,270	3,769	14,643	11,388
Total ATM operating revenues	$ 222,678	$ 191,469	$ 619,637	$ 550,849

Total cost of revenues by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 108,857	$ 108,039	$ 316,964	$ 321,418
Europe	44,254	24,097	92,292	66,828
Other International	8,965	8,372	27,875	20,483
Eliminations	(1,807)	(3,779)	(5,463)	(6,492)
Total cost of revenues	$ 160,269	$ 136,729	$ 431,668	$ 402,237

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Merchant commissions	$ 69,846	$ 63,559	$ 197,477	$ 180,868
Vault cash rental expense	12,540	12,402	36,214	36,880
Other costs of cash	19,726	17,055	57,781	50,329
Repairs and maintenance	15,190	14,012	40,209	40,125
Communications	5,804	5,613	16,350	15,803
Transaction processing	3,443	2,175	7,977	6,145
Stock-based compensation	239	231	651	754
Other expenses	27,531	15,017	60,702	43,408
Total cost of ATM operating revenues	$ 154,319	$ 130,064	$ 417,361	$ 374,312

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Employee costs	$ 11,179	$ 7,839	$ 31,095	$ 24,457
Stock-based compensation	2,932	2,452	8,264	7,937
Professional fees	1,933	1,731	5,914	5,521
Other	5,029	3,270	13,721	10,041
Total selling, general, and administrative expenses	$ 21,073	$ 15,292	$ 58,994	$ 47,956

Depreciation and accretion expense by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 10,167	$ 9,787	$ 30,391	$ 27,466
Europe	5,569	4,916	15,155	14,140
Other International	1,154	1,055	3,510	2,637
Total depreciation and accretion expense	$ 16,890	$ 15,758	$ 49,056	$ 44,243

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	September 30, 2013	December 31, 2012
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	256,066	152,000
Equipment financing notes	1,704	2,819
Total long-term debt	$ 457,770	$ 354,819

Share count rollforward:

Total shares outstanding as of December 31, 2012		44,641,224
Shares repurchased		(150,630)
Shares issued – restricted stock grants and conversions and stock options exercised		309,900
Shares vested – restricted stock units		261,503
Shares forfeited – restricted stock awards		(71,872)
Total shares outstanding as of September 30, 2013		44,990,125

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Cash provided by operating activities	$ 42,121	$ 38,404	$ 122,475	$ 94,325
Cash used in investing activities	(173,101)	(43,011)	(232,566)	(98,477)
Cash provided by financing activities	126,123	8,914	113,597	10,008
Effect of exchange rate changes on cash	1,072	(254)	1,189	(335)
Net (decrease) increase in cash and cash equivalents	(3,785)	4,053	4,695	5,521
Cash and cash equivalents at beginning of period	22,341	7,044	13,861	5,576
Cash and cash equivalents at end of period	$ 18,556	$ 11,097	$ 18,556	$ 11,097

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

The following table excludes the effect of acquisitions in the three and nine months ended September 30, 2013 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	28,072	26,436	27,782	25,658
United Kingdom	4,328	4,175	4,320	3,906
Mexico	2,620	2,768	2,673	2,814
Canada	1,151	1,003	1,092	720
Subtotal	36,171	34,382	35,867	33,098
United States: Merchant-owned	16,381	19,006	14,869	16,977
Average number of transacting ATMs: ATM operations	52,552	53,388	50,736	50,075

U.S.: Managed services - Turnkey	2,164	2,150	2,198	2,060
U.S.: Managed services - Processing Plus	5,728	3,817	4,770	3,839
U.K.: Managed services	21	21	21	21
Average number of transacting ATMs: Managed services	7,913	5,988	6,989	5,920

Total average number of transacting ATMs	60,465	59,376	57,725	55,995

Total transactions (in thousands):
ATM operations	199,781	184,393	582,051	513,984
Managed services	13,751	10,051	35,637	29,620
Total transactions	213,532	194,444	617,688	543,604

Total cash withdrawal transactions (in thousands):
ATM operations	122,267	117,070	356,865	326,343
Managed services	8,611	6,446	22,300	18,791
Total cash withdrawal transactions	130,878	123,516	379,165	345,134

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	776	731	782	724

ATM operating revenues	$ 1,226	$ 1,170	$ 1,256	$ 1,196
Cost of ATM operating revenues (1)	810	791	833	809
ATM operating gross profit (1) (2)	$ 416	$ 379	$ 423	$ 387

ATM operating gross profit margin (1) (2)	33.9%	32.4%	33.7%	32.4%

__________________

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and nine months ended September 30, 2013 excludes $8.4 million of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.

(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	28,507	26,436	28,052	25,658
United Kingdom	9,100	4,175	6,229	3,906
Mexico	2,620	2,768	2,673	2,814
Canada	1,638	1,003	1,588	720
Germany	550	—	220	—
Subtotal	42,415	34,382	38,762	33,098
United States: Merchant-owned	21,449	19,006	20,843	16,977
Average number of transacting ATMs: ATM operations	63,864	53,388	59,605	50,075

U.S.: Managed services - Turnkey	2,164	2,150	2,198	2,060
U.S.: Managed services - Processing Plus	11,309	3,817	7,319	3,839
U.K.: Managed services	21	21	21	21
Canada: Managed services	329	—	317	—
Average number of transacting ATMs: Managed services	13,823	5,988	9,855	5,920

Total average number of transacting ATMs	77,687	59,376	69,460	55,995

Total transactions (in thousands):
ATM operations	225,362	184,393	616,698	513,984
Managed services	18,410	10,051	42,472	29,620
Total transactions	243,772	194,444	659,170	543,604

Total cash withdrawal transactions (in thousands):
ATM operations	137,568	117,070	379,281	326,343
Managed services	12,286	6,446	27,775	18,791
Total cash withdrawal transactions	149,854	123,516	407,056	345,134

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	718	731	707	724

ATM operating revenues	$ 1,128	$ 1,170	$ 1,123	$ 1,196
Cost of ATM operating revenues (1)	736	791	737	809
ATM operating gross profit (1) (2)	$ 392	$ 379	$ 386	$ 387

ATM operating gross profit margin (1) (2)	34.8%	32.4%	34.4%	32.4%

__________________

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and nine months ended September 30, 2013 excludes $8.4 million of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.

(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of September 30, 2013 and 2012
(Unaudited)

	As of September 30,
Ending number of transacting ATMs:	2013	2012
United States: Company-owned	28,668	26,654
United Kingdom	11,509	4,264
Mexico	2,581	2,762
Canada	1,628	1,055
Germany	829	—
Subtotal	45,215	34,735
United States: Merchant-owned	21,313	20,930
Ending number of transacting ATMs: ATM operations	66,528	55,665

United States: Managed services - Turnkey	2,163	2,154
United States: Managed services - Processing Plus	11,375	3,863
United Kingdom: Managed services	21	21
Canada: Managed services	336	—
Ending number of transacting ATMs: Managed services	13,895	6,038

Total ending number of transacting ATMs	80,423	61,703

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except share and per share amounts)
Net (loss) income attributable to controlling interests	$ (8,408)	$ 12,897	$ 16,349	$ 32,390
Adjustments:
Interest expense, net	5,445	5,269	15,570	15,966
Amortization of deferred financing costs	275	225	735	669
Income tax expense	22,765	8,169	38,779	20,684
Depreciation and accretion expense	16,890	15,758	49,056	44,243
Amortization expense	7,998	5,565	19,827	16,452
EBITDA	$ 44,965	$ 47,883	$ 140,316	$ 130,404

Add back:
Loss (gain) on disposal of assets	109	(28)	469	784
Other income (1)	(559)	(1,040)	(3,030)	(1,098)
Noncontrolling interests (2)	(474)	(355)	(1,429)	(1,217)
Stock-based compensation expense (3)	3,163	2,675	8,888	8,664
Acquisition-related expenses (4)	3,536	381	7,542	1,858
Other adjustments to cost of ATM operating revenues (5)	8,359	—	8,359	—
Other adjustments to selling, general, and administrative expenses (6)	—	—	446	—
Adjusted EBITDA	$ 59,099	$ 49,516	$ 161,561	$ 139,395
Less:
Interest expense, net (3)	5,421	5,231	15,490	15,829
Depreciation and accretion expense (3)	16,478	15,372	47,806	43,126
Adjusted pre-tax income	37,200	28,913	98,265	80,440
Income tax expense (7)	12,462	10,120	33,835	28,154
Adjusted Net Income	$ 24,738	$ 18,793	$ 64,430	$ 52,286

Adjusted Net Income per share	$ 0.56	$ 0.43	$ 1.45	$ 1.21
Adjusted Net Income per diluted share	$ 0.55	$ 0.43	$ 1.44	$ 1.19

Weighted average shares outstanding - basic	44,477,023	43,669,756	44,373,627	43,333,407
Weighted average shares outstanding - diluted	44,679,235	44,045,021	44,593,624	43,783,534

__________________

(1) Other income during the three and nine months ended September 30, 2012 exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.

(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.

(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.

(4) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to acquisitions.

(5) Adjustment to cost of ATM operating revenues for the three and nine months ended September 30, 2013 is related to the nonrecurring charge related to retroactive property taxes on certain ATM locations in the U.K.

(6) Adjustment to selling, general, and administrative expenses represents nonrecurring severance related costs associated with management of the Company's U.K. operation.

(7) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 35% through June 30, 2013 and 33.5% thereafter.

Reconciliation of Adjusted Gross Profit Margin
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 228,819	$ —	$ 228,819	$ 199,029	$ —	$ 199,029
Total cost of revenues (1)	160,269	(8,359)	151,910	136,729	—	136,729
Gross profit	$ 68,550	$ 8,359	$ 76,909	$ 62,300	$ —	$ 62,300
Gross profit margin	30.0%		33.6%	31.3%		31.3%

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 634,541	$ —	$ 634,541	$ 582,089	$ —	$ 582,089
Total cost of revenues (1)	431,668	(8,359)	423,309	402,237	—	402,237
Gross profit	$ 202,873	$ 8,359	$ 211,232	$ 179,852	—	$ 179,852
Gross profit margin	32.0%		33.3%	30.9%		30.9%

__________________

(1) Adjustment to cost of ATM operating revenues for the three and nine months ended September 30, 2013 is related to the nonrecurring charge related to retroactive property taxes on certain ATM locations in the U.K.

Reconciliation of Free Cash Flow
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)
Cash provided by operating activities	$ 42,121	$ 38,404	$ 122,475	$ 94,325
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(15,747)	(25,376)	(45,602)	(80,592)
Free cash flow	$ 26,374	$ 13,028	$ 76,873	$ 13,733

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2013
(Unaudited)

	Estimated Range
	Full Year 2013

	(In millions, except per share information)

Net income	$25.0	--	$26.5
Adjustments:
Interest expense, net	21.6	--	21.6
Amortization of deferred financing costs	1.0	--	1.0
Income tax expense	45.5	--	46.0
Depreciation and accretion expense	67.6	--	67.6
Amortization expense	29.0	--	29.0
EBITDA	$189.7	--	$191.7

Add back:
Noncontrolling interests	(1.2)	--	(1.2)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	12.5	--	12.5
Acquisition-related expenses	8.5	--	8.5
Other expense, net	(3.0)	--	(3.0)
Other adjustments	8.5	--	8.5
Adjusted EBITDA	$216.0	--	$218.0
Less:
Interest expense, net (1)	21.5	--	21.5
Depreciation and accretion expense (1)	66.0	--	66.0
Income tax expense (2)	43.9	--	44.6
Adjusted Net Income	$84.6	--	$85.9

Adjusted Net Income per diluted share	$1.89	--	$1.92

Weighted average shares outstanding – diluted	44.7	--	44.7

__________________

(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.

(2) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 35% through June 30, 2013 and 33.5% thereafter.

Contact Information:

Cardtronics — Media
Nick Pappathopoulos
Director – Public Relations
832-308-4396
npappathopoulos@cardtronics.com

Cardtronics — Investors
Chris Brewster
Chief Financial Officer
832-308-4128
cbrewster@cardtronics.com

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